UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2007

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26281	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective October 12, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Red Hat, Inc. (the “Company”):

•	approved the annual base salaries of the Company’s principal executive officer, principal financial officer and other named executive officers, to be effective as of October 1, 2007;

•

established the target bonus amounts for the Company’s fiscal year ending February 29, 2008 (“FY2008”) for the Company’s principal executive officer, principal financial officer and other named executive officers under its Executive Variable Compensation Plan (the “EVC Plan”); and

•

approved equity awards to the Company’s principal executive officer, principal financial officer and other named executive officers under the Company’s Amended and Restated 2004 Long-Term Incentive Plan, as amended. The equity awards approved for Matthew J. Szulik, the Company’s Chief Executive Officer, were in satisfaction of a requirement in his Employment Agreement (as defined below).

Executive Base Salaries

The annual base salaries for the Company’s principal executive officer, principal financial officer and other named executive officers, as approved by the Committee, are set forth on Exhibit 99.1 to this Current Report on Form 8-K.

Target Bonus Amounts under the EVC Plan

The target bonus amounts for FY2008 for the Company’s principal executive officer, principal financial officer and other named executive officers under the EVC Plan, as approved by the Committee, are set forth on Exhibit 99.1 to this Current Report on
Form 8-K.

The EVC Plan, approved and adopted by the Committee on May 10, 2007, is designed to motivate and reward key management employees whose efforts impact the Company’s performance. Generally, the amount of a participant’s cash bonus award under the EVC Plan is based upon the Company’s achievement of financial performance objectives and individual performance objectives approved by the Committee. The attainment of financial performance objectives is measured based upon actual financial results versus the financial targets established under the EVC Plan. Actual cash bonus awards under the EVC Plan are expressed as a percentage of a participant’s target bonus amount. The target award represents the expected level of performance, which results in a payment equal to 100% of the target award. The maximum award under the EVC Plan is limited to 200% of a participant’s target bonus amount, and the threshold award under the EVC Plan is limited to 25% of the target award.

For a more detailed discussion of the EVC Plan, the financial performance objectives approved by the Committee for FY2008 under the EVC Plan and the extent to which actual cash bonus awards for FY2008 will be based on financial performance objectives and individual performance objectives, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 16, 2007.

Chief Executive Officer Equity Award

Pursuant to Section 4.4 of his Employment Agreement with the Company dated July 24, 2002 (the “Employment Agreement”), Mr. Szulik is entitled to receive on July 24 of each year of his employment by the Company options to purchase no less than 500,000 shares of the Company’s common stock (“Common Stock”) at an exercise price equal to the fair market value of the Common Stock on the date of grant.

The Committee approved, pursuant to the Company’s Amended and Restated 2004 Long Term Incentive Plan, as amended, and in satisfaction of the Company’s obligations under Section 4.4 of the Employment Agreement, the equity awards described below.

Restricted Common Stock. The Committee approved a grant to Mr. Szulik, made on October 16, 2007, of 95,000 shares of restricted Common Stock (the “Restricted Stock Award”). The Restricted Stock Award shall vest quarterly in equal installments over a four-year period.

Performance Share Units. The Committee also approved a grant to Mr. Szulik, made on October 16, 2007, of 95,000 performance share units. For a description of performance share units and a summary of the terms of the Company’s form of Performance Share Unit Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2007.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Executive Base Salaries and Target Bonus Amounts for the fiscal year ending February 29, 2008 under Red Hat Inc.’s Executive Variable Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2007	RED HAT, INC.

	By:	/s/ Michael R. Cunningham
	Name:	Michael R. Cunningham
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Executive Base Salaries and Target Bonus Amounts for the fiscal year ending February 29, 2008 under Red Hat Inc.’s Executive Variable Compensation Plan